Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-279065) on Form S-3, registration statement (No. 333-286964) on Form S-1, registration statements (Nos. 333-287708 and 333-287985) on Form S-3ASR, and registration statements (Nos. 333-289338 and 333-289848) on Form S-8 of our report dated March 6, 2026, with respect to the consolidated financial statements of Sharplink, Inc. (formerly SharpLink Gaming, Inc.).

/s/ KPMG LLP

McLean, Virginia

March 6, 2026